THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


           THIS  THIRD  AMENDMENT  TO EMPLOYMENT  AGREEMENT  (the
"Amendment") is made and entered into this 29th day of July, 1996, by and between ROSS STORES, INC. (the "Company") and MELVIN A. WILMORE (the "Executive"). The Executive and the Company previously entered into an Employment Agreement of March 15, 1994, as amended thereafter (the "Agreement"), and it is now the intention of the Executive and the Company to further amend the Agreement as set forth below. Accordingly, the Executive and the Company now enter into this Amendment.

           I. The Executive and the Company hereby amend the Agreement effective as of September 1, 1996, as follows:

                A.   Term.       The termination date referred to
in the second line of paragraph 1 of the Agreement is changed to February 3, 2000.

                B. Reporting. Paragraph 2 of the Agreement is hereby amended to provide that the Executive shall report to the Chief Executive Officer and Vice Chairman of the Company.

                C. Salary. The Executive's salary, referenced in paragraph 4(a) of the Agreement, shall be not less than $550,000 per annum.

                D. No Other Modifications. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, the parties have executed this Third Amendment to Employment Agreement as of the date and year first above written.

ROSS STORES, INC.                  EXECUTIVE




By:  /s/Norman A. Ferber           /s/M. Wilmore
     Norman A. Ferber              Melvin A. Wilmore
     Chairman of the Board